                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                     ____________________________________

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) OCTOBER 15, 1997
                                                        ----------------


                             CORECOMM INCORPORATED
       -------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


Delaware                            0-19869                13-3927257
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(State or Other Jurisdiction       (Commission          (IRS Employer
 of Incorporation)                 File Number)          Identification No.)


110 East 59th Street, New York, New York                          100022
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(Address of Principal Executive Offices)                        (Zip Code)


Registrant's Telephone Number, including area code           (212)906-8485
                                                   -----------------------

__________________________________________________________________________
         (Former Name or Former Address, if Changed Since Last Report)
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Item 5.   Other Events.
------    ------------

     On October 15, 1997, the Company announced preliminary subscriber count and service revenues for its wholly owned subsidiary's operation in Puerto Rico for the quarter ended September 30, 1997.

                                       THREE MONTHS ENDED SEPTEMBER
                                                    30
                                          1997              1996
                                       ----------------------------
     Service revenues                  $ 31,541,000    $ 31,056,000
     Ending cellular subscribers            181,900         149,800
     Ending pagers in use                    43,200          25,500

                             Discussion of Results

          Service revenues increased to $31,541,000 from $31,056,000 as a result of subscriber growth. As a result of the lower average revenue of new subscribers, a migration of subscribers to less expensive rate plans, and a decrease in minutes of use of existing subscribers, average monthly revenue per cellular subscriber for the third quarter decreased to $59 in 1997 from $72 in 1996.

          A copy of the press release issued by the Company announcing the above is attached hereto as an exhibit and incorporated herein by reference.

Item 7.   Financial Statements and Exhibits
------    ---------------------------------

          Exhibits

99        Press Release issued October 15, 1997.
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                                  SIGNATURES
                                  ----------


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    CORECOMM INCORPORATED
                                         (Registrant)



                                    By: /s/ Richard J. Lubasch
                                    ----------------------------------------
                                    Name: Richard J. Lubasch
                                    Title: Senior Vice President-General Counsel
                                            & Secretary


Dated: October 15, 1997








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                                 EXHIBIT INDEX
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Exhibit                                                                  Page
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99     Press Release issued October 15, 1997.